                                 SELECTED FINANCIAL DATA



                                                   1996           1995           1994           1993           1992




CONDENSED CONSOLIDATED STATEMENTS OF INCOME
  (thousands)
  Operating revenues...........................   $ 4,757,974 $ 4,676,684     $ 4,488,913     $  4,466,233     $ 4,122,503

  Operating expenses...........................     3,395,771   3,327,633       3,309,087        3,258,422       3,087,422

      Operating income.........................     1,362,203   1,349,051       1,179,826        1,207,811       1,035,081

  Interest expense and other income............     (156,546)    (168,072)       (143,931)        (171,419)       (223,028)

  Income before income taxes...................     1,205,657   1,180,979       1,035,895        1,036,392         812,053

  Income taxes.................................      475,691      466,441         397,019          409,977         303,970

  Net income...................................      729,966      714,538         638,876          626,415         508,083

      Dividends on preferred and preference
         stock.................................     44,245       48,903          49,724           52,429          56,407

  Earnings for common stock....................    $ 685,721  $   665,635     $   589,152     $    573,986     $   451,676

COMMON STOCK DATA

  Shares of common stock - year-end (thousands)..    201,590      204,859         204,859          204,859         204,859
                         - average (thousands)...    203,553      204,859         204,859          204,859         204,819



  Per share of common stock

      Earnings.................................   $     3.37  $      3.25     $      2.88     $       2.80     $      2.21

      Dividends................................   $     2.08  $      2.00     $      1.92     $       1.84     $      1.76

      Book value - year-end....................   $    24.25  $     23.36     $     22.13     $      21.17     $     20.26

      Market price - high-low..................   $53-43 3/8  $47 7/8-37 3/8  $ 43-32 7/8     $ 44 7/8-35 3/8  $ 37 1/2-31 3/8

                   - year-end..................   $   46 1/4  $   47 3/8      $  38 1/8       $    42 3/8      $    36 1/8

BALANCE SHEET DATA (thousands)

  Total assets.................................  $13,469,690  $13,358,484      $12,862,228    $ 12,293,605     $11,012,795

  Long-term debt...............................  $ 3,538,114  $ 3,711,405      $ 3,567,122    $  3,285,397     $ 3,288,111

  Preferred stock with sinking fund requirements   $ 234,000  $   234,000      $   279,500    $    281,000     $   279,519

ELECTRIC AND OTHER STATISTICS (a)

  Kilowatt-hour sales (millions)

      Residential..............................      20,992       19,669          18,870           19,465          17,789

      General service..........................      19,269       18,160          17,289           16,904          15,818

      Industrial...............................      29,620       29,782          29,290           28,198          27,041

      Other energy and wholesale (b)...........       7,028        8,330          10,274           11,337          10,360

            Total kilowatt-hour sales billed...      76,909       75,941          75,723           75,904          71,008

      Unbilled kilowatt-hour sales.............         (57)         796            (160)             154              34

            Total kilowatt-hour sales..........      76,852       76,737          75,563           76,058          71,042

  Average revenue per billed KWH

      Residential..............................       7.24(cents)  7.33 (cents)    7.31(cents)      7.32(cents)    7.38(cents)

      General service..........................       5.83(cents)  5.93 (cents)    5.96(cents)      6.00(cents)    6.10(cents)

      Industrial...............................       4.13(cents)  4.23(cents)     4.24(cents)      4.31(cents)    4.36(cents)

  Sources of energy (millions of KWH)

      Generated - Coal.........................      40,649       32,389          32,714           34,097          28,999

                        - Nuclear (c)..........      33,177       39,836          35,587           34,390          33,925

                        - Hydro................       1,319        1,685           1,460            1,582           1,834

                        - Oil and gas (d)......         199          255              35               43               5

                            Total generation...      75,344       74,165          69,796           70,112          64,763

  Net interchange and purchased power..........       3,587        1,175           1,276            1,750           1,403

      Total output.............................      78,931       75,340          71,072           71,862          66,166

  Purchases from other Catawba joint owners....       2,662        6,070           9,046            8,810           9,466

            Total sources of energy............      81,593       81,410          80,118           80,672          75,632

  Line loss and Company usage..................       4,741        4,673           4,555            4,614           4,590

            Total kilowatt-hour sales..........      76,852       76,737          75,563           76,058          71,042



  System average heat rate (c).................       9,844        9,873           9,863            9,872           9,929

  System load factor (c).......................        61.7%        57.6%           57.7%            59.4%           58.9%



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


                                                 1996       1995         1994             1993             1992
ELECTRIC OPERATING RESULTS (thousands) (a)
  Electric revenues (b)..................... $4,396,873    $4,422,438    $4,279,329    $4,281,876    $3,961,484

  Electric expenses
    Operation
      Fuel used in electric generation......    758,498       744,226       705,019       732,246       659,593
      Net interchange and purchased power...    376,616       467,264       553,802       535,033       540,840
      Wages, benefits and materials.........    781,527       805,665       781,842       701,994       636,729
    Maintenance of plant facilities.........    470,963       415,610       429,617       375,457       403,162
    Depreciation and amortization...........    475,865       446,284       450,215       488,441       491,339
    General taxes...........................    251,935       243,985       239,714       231,680       215,493
      Total operating expenses..............  3,115,404     3,123,034     3,160,209     3,064,851     2,947,156

  Operating income..........................  1,281,469     1,299,404     1,119,120     1,217,025     1,014,328

  Income taxes..............................    422,964       438,825       361,653       402,960       289,633

  Electric operating income................. $  858,505    $  860,579    $  757,467    $  814,065    $  724,695



(a) EXCLUDES NANTAHALA POWER AND LIGHT COMPANY OPERATIONS.
(b) INCLUDES SALES TO NANTAHALA POWER AND LIGHT COMPANY.
(c) INCLUDES 12.5% OF CATAWBA GENERATION.
(d) 1996 AND 1995 INCLUDE KWH OF THE LINCOLN COMBUSTION TURBINE
    STATION PRIOR TO COMMERCIAL OPERATION.